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                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Directors
Platinum Underwriters Holdings, Ltd.:


We consent to the incorporation by reference in the registration statements (No. 333-104257) on Form S-8 and (No. 333-113823) on Form S-3 of Platinum Underwriters Holdings, Ltd. and subsidiaries ("Platinum") of our reports dated February 25, 2005, with respect to the consolidated balance sheets of Platinum as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003, and the period April 19, 2002 (date of inception) to December 31, 2002, and related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K/A Amendment No. 1 of Platinum.


/s/ KPMG LLP

New York, New York
September 20, 2005